Exhibit 99.1

    Edgewater Technology, Inc. Reports First Quarter 2003 Results;
                  Sequential Revenue Growth of 10.8%

    WAKEFIELD, Mass.--(BUSINESS WIRE)--April 23, 2003--Custom development and system integration consulting firm, Edgewater
Technology, Inc. (NASDAQ: EDGW, www.edgewater.com, "Edgewater
Technology" or the "Company") today reported financial results for the first quarter 2003.
    Actual financial results and utilization for the first quarter 2003 were as follows:

    --  Revenue increased 10.8% to $5.2 million, compared to $4.7 million in the fourth quarter of 2002 and increased 13.2% compared to $4.6 million reported for the first quarter 2002;

    -- Gross profit increased to $2.3 million, compared to $1.9 million in the fourth quarter of 2002 and $1.2 million for the first quarter 2002;

    -- Gross profit margin increased to 45%, compared to 41% in the fourth quarter of 2002 and 26% for the first quarter 2002;

    -- Utilization improved to 77% for the first quarter, compared to 74% during the fourth quarter 2002 and 59% for the first quarter 2002;

    -- Net income from continuing operations was $0.07 million, or $0.01 per share for the first quarter, compared to a net loss from continuing operations of $7.5 million, or $0.65 per share in the fourth quarter of 2002, which included a non-cash charge for goodwill impairment of $7.4 million. Net loss from continuing operations was $1.5 million, or $0.13 per share for the first quarter of 2002;

    -- Cash used in operating activities was $0.3 million for the first quarter, as a result of large cash outflow for 2003 annual insurance renewals.

    "As anticipated, Edgewater Technology achieved revenue growth during the first quarter, while our key metrics of gross profit margins and utilization have continued to improve for the past three consecutive quarters," said Shirley Singleton, President and CEO of Edgewater Technology. "Our revenue growth can be attributed to our strategy of focusing on the middle market and key vertical industries. During the first quarter, we won engagements with 5 new customers, of which 3 were within our Insurance vertical, which aligns to the trend we are experiencing of increased sales activity within our targeted vertical markets."
    Singleton continued, "New bid activity remains healthy, while customers look to spend IT dollars on consolidating and integrating systems that deliver hard economic benefits and a quick return on investment. As we review our sales pipeline, we remain optimistic that Edgewater Technology will continue to attain modest revenue growth and profitability into the second quarter."

    Conference Call

    Edgewater Technology will host a conference call today, Wednesday, April 23, at 10:00 a.m. (EST) to discuss the Company's first quarter 2003 results. To listen to the live call via the Internet, you can participate by logging onto the Web cast at www.edgewater.com - Investor Relations section or you can dial 800-915-4836 approximately 15 minutes prior to start of the call. A replay of the call can be accessed via www.edgewater.com - Investor Relations section or by dialing 1-800-428-6051 (passcode 288325) from 12:00 p.m. EST
Wednesday, April 23 through 11:59 p.m. EST Monday, April 28.

    About Edgewater Technology, Inc.

    Founded in 1992, Edgewater Technology, Inc. is an award-winning consulting and systems integration firm that specializes in tailored technology solutions for middle-market companies and divisions of Global 2000 companies. Headquartered in Wakefield, Massachusetts, the company has taken a partnership approach with its clients, targeting strategic, mission-critical applications. Edgewater Technology services its client base by leveraging a combination of leading-edge technologies and proven reengineering techniques provided by its network of national solutions centers strategically positioned across the United States. For further information, visit www.edgewater.com or call 781-246-3343.

    Selected Financial Data:

                      EDGEWATER TECHNOLOGY, INC.
                       Statements of Operation
               (In thousands, except per share amounts)
                             (Unaudited)

                                                    Three Months Ended
                                                         March 31,
                                                      2003      2002

Service revenue                                      $5,189    $4,582
Cost of services                                      2,868     3,405
    Gross profit                                      2,321     1,177

Selling, general and administrative                   2,135     2,218
Depreciation and amortization                           204       290
Restructuring                                             -       349
    Operating (loss) income                             (18)   (1,680)

Interest income and other, net                          133       221
Income (loss) before income taxes                       115    (1,459)

Income tax provision                                     46         -
    Net income (loss) from continuing operations         69    (1,459)

    Change in accounting principle                        -   (12,451)

    Net income (loss)                                   $69  ($13,910)

BASIC AND DILUTED EARNINGS PER SHARE
  From continuing operations                          $0.01    ($0.13)
  Net income (loss)                                   $0.01    ($1.20)

Weighted Average Shares Outstanding - Basic          11,473    11,607
Weighted Average Shares Outstanding - Diluted        11,557    11,607



                      EDGEWATER TECHNOLOGY, INC.
                  Summary Balance Sheet Information
                            (In thousands)

                                                March 31, December 31,
                                                  2003        2002
                                               (Unaudited)
Assets
Cash and marketable securities                    $44,840     $46,782
Accounts receivable, net                            2,777       2,647
Fixed assets, net                                   1,565       1,606
Deferred tax asset, net                            22,838      22,884
Intangible assets, net                             11,531      11,614
Prepaid expenses and Other assets                     851         960
Total Assets                                      $84,402     $86,493

Liabilities and Equity
Accounts payable & Accrued liabilities             $2,158      $4,332
Accrued payroll & related liabilities               1,198         882
Other liabilities                                     193         240
Stockholders' Equity                               80,853      81,039
Total Liabilities & Stockholders' Equity          $84,402     $86,493

Shares Outstanding                                 11,420      11,485

    This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to our sales pipeline, utilization, revenue growth, sales activity, sales, profitability and IT spending trends. The forward looking statements included in the Press Release relate to future events or our future financial conditions or performance, Words such as "will," "are," "provide," "continue," "remain," "optimistic" or the negative thereof or variations thereon and similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments that are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecast, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) changes in industry trends, such as decline in the demand for custom development and system integration services and/or spending delays with existing information technology services projects; (2) failure to obtain new customers or retain significant existing customers; (3) loss of key executives; (4) general economic and business conditions (whether foreign, national, state or local) which include but are not limited to changes in interest or currently exchange rates and the overall demand for information technology services and/or spending delays for existing information technology services; (5) failure of the general economy or IT services spending to rebound or otherwise improve; (6) lack of available growth opportunities; (7) the inability to maintain, sustain or grow revenues; (8)failure of middle-market companies to spend amounts on IT projects, whether short-term or long-term; and (9) any changes in ownership of the Company or otherwise that would result in a limitation on the use of the net operating loss carry forward under applicable tax laws. Actual events or results may differ materially from those discussed, contemplated, forecasted, estimated, anticipated, planned or implied in the forward-looking statements as a result of the various factors described above and those further set forth under the heading "Business- Factors Affecting Finances, Business Prospects and Stock Volatility" in the Company's Form 10-K filed with the Securities and Exchange Commission on March 28, 2003.

    CONTACT: Edgewater Technology, Inc.
             Kevin R. Rhodes, 781/246-3343
             Barbara Warren-Sica, 781/246-3343